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                                                                 EXHIBIT 23 (ii)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





Talk Visual Corporation
Cambridge, Massachusetts

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-4 of Talk Visual Corporation of our report dated March 12, 1998, relating to the financial statements of Talk Visual Corporation (formerly known as Legacy Software, Inc.). Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



BDO Seidman, LLP


Los Angeles, California
May 28, 1999